Exhibit 21







                                  Subsidiaries

NAME OF SUBSIDIARY                        STATE OF INCORPORATION OR ORGANIZATION
------------------                        --------------------------------------


Intervest National Bank                   National Banking Association

Intervest Corporation of New York         New York

Intervest Statutory Trust I               Connecticut Business Trust